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                      ADVANCED COMMUNICATIONS GROUP, INC.
                         STOCK OPTION AND PUT AGREEMENT


         This Stock Option and Put Agreement ("Option Agreement"), dated as of February 8, 1998, is by and between Advanced Communications Group, Inc., a Delaware corporation (the "Company"), and Mark Beall ("Optionee"), who agree as follows:

         Section 1. Purchase Agreement; Noncompetition Covenant. This option is granted pursuant to Schedule 6.9 of the Restated Asset Purchase Agreement dated October 6, 1997, among the Company, Advanced Communications Corp., Switchboard of Oklahoma City, Inc., Mark Beall, Donald Hunter, Charles Johnson and James Hunter, as attorney-in-fact for Jamie Hunter, a minor, as amended (the "Purchase Agreement"). Notwithstanding any provision in this Option Agreement to the contrary, this Option Agreement shall terminate in the event that the Purchase Agreement is rescinded or in the event that the Company determines in good faith that the Optionee has violated any of the noncompetition covenants set forth in (a) Section 12 of the Purchase Agreement, (b) the Employment Agreement of even date herewith between, or (c) any employment or consulting agreement which the parties may enter into in the future.

         Section 2. Option and Put. Subject to the terms and conditions contained herein, the Company hereby grants to Optionee the right and option ("Option") to purchase from the Company Thirty-Eight Thousand Six Hundred Thirty Five (38,635) shares of the Company's common stock, $.0001 par value ("Stock"), at a price per share equal to 331/3% of the price per share at which the Stock is offered to the public in the Company's initial underwritten public offering (the "Exercise Price"). Subject to the terms and conditions contained herein, the Company grants to Optionee the right (the "Put") to require the Company to purchase all of Optionee's right, title and interest in this Option Agreement and the rights represented hereby for One Hundred Fifty-Five Thousand Dollars ($155,000) (the "Put Price").

         Section 3. Option and Put Period. The Option is granted on the date first referenced above (the "Date of Grant"). The Option herein granted may be exercised by Optionee, subject to the limitation in Section 1 above, only between March 31, 2001 and the tenth anniversary of the Date of Grant (the "Option Period"). The put may only be exercised during the month of April, 2001 (the "Put Period"). The Option shall expire on February 18, 2008 ("Option Expiration Date"), and the Put shall expire May 1, 2001.

         Section 4. Procedure for Exercise of Option. The Option herein granted may be exercised during the Option Period by the delivery by Optionee of written notice to the Secretary of the Company setting forth the number of shares of Stock with respect to which the Option is being exercised. The notice shall be accompanied by, at the election of the Optionee, cash, cashier's check,


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bank draft, or postal or express money order payable to the order of the
Company equal in value to the aggregate Exercise Price. Notice may also be delivered by telecopy provided that the Exercise Price of such shares is received by the Company via wire transfer on the same day the telecopy transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An option to purchase shares of Stock in accordance with this Plan, shall be deemed to have been exercised immediately prior to the close of business on the date (i) written notice of such exercise and (ii) payment in full of the Exercise Price for the number of share for which Options are being exercised are both received by the Company, and Optionee shall be treated for all purposes as the record holder of such shares of Stock as of such date.

         As promptly as practicable after receipt of such written notice and payment, the Company shall deliver to Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Optionee at the address specified pursuant to this Section 4.

         Section 5. Procedure for Exercise of Put. Optionee may exercise the Put during the Put Period by delivering to the Secretary of the Company (a) a written notice, which specifically references this Option Agreement and states that the Put is exercised and that Optionee thereby conveys to the Company this Option Agreement and all rights represented thereby, free and clear of all security interests, liens, claims, charges and encumbrances that contains Optionee's agreement to indemnify and hold the Company harmless from and against all losses, claims, liabilities, damages, and expenses, arising from the claims and demands of any person or entity having or claiming any security interest, lien, or encumbrance in the Option Agreement and the rights it represents and (b) the original copy of the Option Agreement must be reasonably satisfactory in form and substance to the Company's counsel. The Put Price shall be paid to Optionee by cashier's check or wire transfer, as the Company may elect, within 30 days after the valid exercise of the Put pursuant to the provisions above.

         Section 6. Transferability. Neither this Option nor the Put may be transferred by Optionee. The shares of Stock issuable upon exercise of the Option will not be registered under the Securities Act of 1933, as amended, or any state securities laws (collectively, the "Acts") and may not be sold, pledged or otherwise transferred except pursuant to an effective registration statement pursuant to the Acts or in reliance on an opinion, reasonably satisfactory in form and substance to the Company and its counsel, that such sale, pledge or other transfer is being made in reliance on an exemption from the Acts. Any purported sale, pledge or other transfer in violation of this Section shall be void.


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         Section 7. No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by this Option Agreement until the Option is exercised as provided in Section 4 of this Option Agreement.

         Section 8. Extraordinary Corporate Transactions. The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, lease, exchange or other disposition of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

         Section 9. Anti-dilutions Adjustments. The shares of Stock purchasable on exercise of the Option evidenced by this Option Agreement are shares of Stock as constituted as of the Date of Grant. The number and kind of securities purchasable on the exercise of the Option evidenced by this Option Agreement, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                 a. Mergers, Consolidations and Reclassifications. In case of any reclassification or change of outstanding securities issuable upon exercise of the Options evidenced by this Option Agreement (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which paragraph (b) of this Section applies), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change [other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination to which paragraph (b) of this Section applies] in the securities issuable upon exercise of this Option), the holder of the Options evidenced by this Option Agreement shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have, the right to obtain upon the exercise of the Options evidenced by this Option Agreement, in lieu of each share of Common Stock, theretofore issuable upon exercise of a Option, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of one share of Common Stock had the Options evidenced by this Option Agreement been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section. The provisions of paragraph (a) of this Section shall similarly apply to successive reclassifications, changes, consolidations or mergers.


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                 b. Subdivisions and Combinations. If the Company, at any time after the Date of Grant, shall subdivide its shares of Common Stock into a greater number of shares (or pay to any holders of securities of the Company a dividend payable in, or make any other distribution of, Stock), the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Stock purchasable upon exercise of the Options evidenced by this Option Agreement shall be proportionately increased, as at the effective date of such subdivision, dividend or distribution or if the Company shall take a record of holders of its Stock for such purpose, as at such record date, whichever is earlier. If the Company at any time shall combine its shares of Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Stock purchasable upon exercise of the Options evidenced by this Option Agreement shall be proportionately reduced, as at the effective date of such combination, or if the Company shall take a record of holders of its Stock for purposes of such combination, as at such record date, whichever is earlier.

                 c. Calculation of Exercise Price. The Exercise Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

         Section 10. Notice of Adjustment to Exercise Price. Whenever the Exercise Price is required to be adjusted as provided in Section 9, the Company shall forthwith compute the adjusted Exercise Price and shall prepare and mail to the holder hereof a certificate setting forth such adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based.

         Section 11. Notices to Warrant Holder. In the event that, after the Date of Grant:

                 a. of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or sale of all or substantially all of the assets of the Company, or of any reclassification or change of the Stock or other securities issuable upon exercise of the Options (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Stock (or other securities issuable upon the exercise of the Options); or

                 b. the Company shall declare any dividend (or any other distribution) on the Stock, other than regular cash dividends; or

                 c. the Company shall authorize the granting to the holders of Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock; or

                 d. of the voluntary or involuntary dissolution, liquidation or winding up of the Company;


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         then the Company shall cause to be sent to the holder hereof, at least
5 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (x) the date for the determination of the holders of record of shares of Stock (or other securities issuable upon the exercise of the Options) entitled to receive any such dividends or other distribution, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Stock (or other securities issuable upon the exercise of the Options), or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Stock (or other securities issuable upon the exercise of the Options) shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, issuance, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         Section 12. Covenants of the Company. The Company covenants and agrees that:

                 a. Prior to thirty (30) days after the Date of Grant and until the Option Expiration Date, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Stock (and other securities), for the purpose of enabling it to satisfy any obligation to issue shares of Stock (and other securities) upon the exercise of the Options evidenced by this Option Certificate, the number of shares of Stock (and other securities) issuable upon the exercise of such Options.

                 b. All Stock (and other securities) which may be issued upon exercise of the Options evidenced by this Option Agreement shall upon issuance be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

         Section 13. Compliance With Securities Laws. Prior to the acquisition of any shares pursuant to the exercise of the Option herein granted, Optionee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

         Section 14. Compliance With Laws. Notwithstanding any of the other provisions hereof, Optionee agrees that he will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.



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         Section 15. Withholding of Tax. To the extent that the exercise of this Option results in compensation income to Optionee for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations; and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of such resulting compensation income or the Company may otherwise refuse to issue any shares otherwise required to be issued pursuant to the terms hereof.

         Section 16. Legends on Certificate. The certificates representing the shares of Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

         Section 17. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise of any Option hereunder shall be directed to Advanced Communications Group, Inc., 390 South Woods Mill Road, Suite 150, St. Louis, MO 63017, Attention:
Secretary. Any notice given by the Company to Optionee directed to Optionee at the address on file with the Company. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized himself or herself with all matters contained herein.

         Section 18. Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee as provided herein.

         Section 19. Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


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         IN WITNESS WHEREOF, this Nonqualified Stock Option and Put Agreement has been executed as of the 18th day of February, 1998.


                                            ADVANCED COMMUNICATIONS GROUP, INC.



                                            By:
                                                     --------------------------
                                                     Richard P. Anthony
                                                     Chief Executive Officer


                                            OPTIONEE




                                            -----------------------------------
                                            Mark Beall



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